AMENDMENT NO. 12
             TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NO. 12 (this "Agreement") is entered into as of July 12, 2010, by and among BEST ENERGY SERVICES, INC (f/k/a HYBROOK RESOURCES CORP.), a corporation organized under the laws of the State of Nevada ("Best"), BOB BEEMAN DRILLING COMPANY, a corporation organized under the laws of the State of Utah ("BBD") and BEST WELL SERVICE, INC., a corporation organized under the laws of the State of Kansas ("BWS") (Best, BBD and BWS, each a "Borrower", and collectively "Borrowers"), the financial institutions party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

                                   BACKGROUND

Borrowers, Lenders and Agent are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of February 14, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

Borrowers have requested that Agent and Lenders amend certain provisions of the Loan Agreement as hereafter provided, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretfore or hereafter made to or for the account of Borrowers by Agent or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined or amended herein shall have the meanings given to them in the Loan Agreement.

2. Reservation of Rights: Borrowers acknowledge that the Event of Default set forth on Schedule I hereto (the "Existing Default") has occurred and is continuing under the Loan Agreement.

     (a) As a result of the Existing Default, Agent has the immediate right to exercise its rights and remedies under the Loan Agreement, the Other Documents or at law.

     (b) To the extent Agent makes any additional Advances after the date hereof, such Advances shall not constitute either a waiver of, nor agreement to forbear by Agent with respect to the Existing Default or any future violation or Event of Default under the Loan Agreement or the Other Documents, including, without limitation, the Existing Default. No such additional Advances by Agent shall, directly or indirectly, in any way whatsoever, impair, prejudice or otherwise adversely effect Agent's right at any time and from time to time to exercise any right, privilege or remedy in connection with the Loan Agreement or related documents or amend or alter the provisions of the Loan Agreement or the Other Documents or


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constitute a course of dealing or other basis for altering any Obligation of
Borrowers or any other Person or any right, privilege or remedy of Agent under the Loan Agreement or the Other Documents.

     (c) Although Agent is not presently taking any immediate action with respect to the Existing Default except as set forth above, Agent hereby reserves all its rights and remedies under the Loan Agreement, the Other Documents and applicable law, and its election not to exercise any such right or remedy at the present time shall not (a) preclude Agent from ceasing at any time to make Advances, (b) limit in any manner whatsoever Borrowers' obligation to comply with, and Agent's right to insist on Borrowers' compliance with, each and every term of the Loan Agreement and the Other Documents or (c) constitute a waiver of any Event of Default or any right or remedy available to Agent under the Loan Agreement, the Other Documents or applicable law, and Agent hereby expressly reserves its rights with respect to the same.

     (d) No failure or delay on the part of Agent in exercising any right or remedy under the Loan Agreement and no course of dealing between Borrowers and Agent shall operate as a waiver of any such right or remedy nor shall any single or partial exercise of any right or remedy under the Loan Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy under the Loan Agreement. Agent expressly reserves all of its rights and remedies under the Loan Agreement.

3. Amendments to Loan Agreement. Subject to the satisfaction of Section 4 below, and effective as of July 1, 2010, the Loan Agreement is hereby amended as follows:

     (a) Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:

"Deferred Amortization Amounts" shall mean, for each month commencing on or after May 1, 2010 through and including December 1, 2010, the difference between
(x) $125,000 and (y) the amount of the scheduled principal payment with respect to the Term Loan actually made for such month pursuant to Section 2.4 of this Agreement.
"Term Loan Overadvance Amount" shall mean, on any date, the greater of (A) $0 and (B) difference between (x) the outstanding principal balance of the Term Loan and (y) 80% of the orderly liquidation value of the Borrowers' Rig Fleet
Equipment and other Equipment, as determined by Agent in its reasonable discretion after reviewing the most recent OLV Appraisal conducted pursuant to
Section  9.16  of  this  Agreement.

     (b) Section 2.4 of the Loan Agreement is hereby amended by amending and restating the third sentence thereof to read in its entirety as set forth below:

"The Term Loan shall be, with respect to principal, payable monthly commencing on May 1, 2009, and on the first day of each month thereafter, as follows: (a) $97,500 per month, from the Amendment No. 1 Effective Date through December 31, 2009, (b) $125,000 per month, from January 1, 2010 through December 31, 2010; provided, however, that the


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Term Loan payment with respect to the months of (x) May 2010 and June 2010 shall be in the amount of $50,000 payable on May 3, 2010, and June 1, 2010, respectively and (y) July 2010 and August 2010, shall be in the amount of $25,000, payable on July 1, 2010 and August 1, 2010, respectively, and (c) $150,000 per month thereafter, with the balance payable upon expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement."

     (c) Section 2.21(b) of the Loan Agreement is hereby amended to read in its entirety as set forth below:

"(b) Commencing with the fiscal quarter ending on or about September 30, 2010 and for each fiscal quarter ending thereafter, upon delivery of the financial statements to Agent referred to in and required by Section 9.8 for such fiscal quarter but in any event not later than forty-five (45) days after the end of each such fiscal quarter, Borrowers shall prepay the outstanding amount of the Advances in an amount equal to 75% of Excess Cash Flow for such fiscal quarter, which amount shall be applied first, to the outstanding principal installments of the Term Loan in inverse order of maturity until such time as the Term Loan has been repaid by an amount equal to the aggregate amount of all Deferred Amortization Amounts with respect to the Term Loan, second, to the outstanding principal installments of the Term Loan in inverse order of maturity until such time as the Term Loan has been repaid by an amount equal to the Term Loan Overadvance Amount (if any), third, to reduce the Special Advance Amount on a dollar-for-dollar basis with respect to any such Excess Cash Flow until the Special Advance Amount is reduced to $0 (without any requirement to repay Revolving Advances unless required by Section 2.5 after giving effect to the reduction of the Special Advance Amount), fourth, to the outstanding principal installments of the Term Loan in inverse order of maturity. In the event that the applicable financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.21(b), subject to adjustment when the applicable financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statement."

4. Conditions of Effectiveness. This Agreement shall become effective when Agent shall have received:

     (a) four (4) copies of this Agreement executed by the Required Lenders and each Borrower;


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     (b) an amendment fee of $5,000, which fee shall be fully-earned, payable and non-refundable upon the execution of this Agreement by Borrowers and may be charged to Borrowers' Account as a Revolving Advance;

     (c) a common stock purchase warrant for 250,000 shares of common stock of Best at an exercise price of $0.10 per share in form and substance satisfactory to Agent and its counsel; and

     (d) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

5. Representations, Warranties and Covenants. Each Borrower hereby represents, warrants and covenants as follows:

     (a) This Agreement and the Loan Agreement constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms.

     (b) Upon the effectiveness of this Agreement, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended or waived hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

     (c) The execution, delivery and performance of this Agreement and all other documents in connection therewith has been duly authorized by all necessary corporate action, and does not contravene, violate or cause the breach of any agreement, judgment, order, law or regulation applicable to any Borrower.

     (d) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Agreement (other than the Existing Default).

     (e) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

6.     Effect  on  the  Loan  Agreement.

     (a) Upon the effectiveness of this Agreement, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. This Agreement shall constitute an "Other Document" for all purposes under the Loan Agreement.

     (b) Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any


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other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     7. Release. The Borrowers hereby acknowledge and agree that: (a) neither they nor any of their Affiliates have any claim or cause of action against Agent or any Lender (or any of Agent's or any Lender's Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Borrowers under the Loan Agreement and the Other Documents. Notwithstanding the foregoing, Agent and each Lender wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent's or such Lender's rights, interests, security and/or remedies under the Loan Agreement and the Other Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, each Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (each a "Releasor" and collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (each a "Released Party" and collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof arising out of, connected with or related in any way to this Agreement, the Loan Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or Agent's or any Lender's agreements contained therein, or the possession, use, operation or control of any of the assets of agreements contained therein, or the possession, use, operation or control of any of the assets of the Borrowers, or the making of any advance, or the management of such advance or the Collateral.

8. Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).

9. Cost and Expenses. Borrowers hereby agree to pay the Agent, on demand, all costs and reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred in connection with this Agreement and any instruments or documents contemplated hereunder.

10. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11. Counterparts; Facsimile Signatures. This Agreement may be executed by the parties hereto in one or more counterparts of the entire document or of the signature pages hereto, each of which shall be deemed an original and all of which taken together shall constitute


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one and the same agreement.  Any signature received by facsimile or electronic transmission shall be deemed an original signature hereto.



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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year  first  written  above.


                         PNC BANK, NATIONAL ASSOCIATION,
                         as Lender and as Agent


                         By:__________________________
                         Name:
                         Title:


                         BEST ENERGY SERVICES, INC.



                         By:__________________________
                         Name:
                         Title:


                         BOB BEEMAN DRILLING COMPANY


                         By:__________________________
                         Name:
                         Title:


                         BEST WELL SERVICE, INC.


                         By:__________________________
                         Name:
                         Title:




                      [Signature Page to Amendment No. 12]